TEXAS PRECIOUS METALS TRUST 10-Q

Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION

906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Texas Precious Metals Trust (the “Trust”) for the quarterly period ended September 30, 2026, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Cory Mullen-Rusin, Chief Financial Officer and Chief Accounting Officer of Teucrium Asset Management, LLC, the Sponsor of the Trust, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

Date: November 10, 2026	/s/ Cory Mullen-Rusin
Cory Mullen-Rusin*
Chief Financial Officer and Chief Accounting Officer

* The Trust is a trust, and the certifying officer is signing in the capacities indicated as an officer of Teucrium Asset Management, LLC, the Sponsor of the Trust.

A signed original of this written statement required by Section 906 has been provided to the Trust and will be retained by the Sponsor and furnished to the Securities and Exchange Commission or its staff upon request.